CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-194719, 333- 202652, 333-209835, 333-212954, 333-216208, 333-227781 333-230350 and 333-272010 on Form S-8 of our report dated February 27, 2023, relating to the consolidated financial statements of A10 Networks, Inc. and its subsidiaries (the "Company") appearing in this Annual Report on Form 10-K of A10 Networks, Inc. for the year ended December 31, 2023. ArmaninoLLP San Jose, California February 29, 2024